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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934


Filed by the Registrant

Filed by a Party other than the Registrant   |X|

Check the appropriate box:

         |_| Preliminary Proxy Statement

         |_| Confidential, for Use of the Commission Only (as permitted by
             Rule 14a-6(e)(2))

         |_| Definitive Proxy Statement

         |_| Definitive Additional Materials

         |X| Soliciting Material Under Rule 14a-12

                                  ADVOCAT INC.
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                (Name of Registrant as Specified in Its Charter)

                          BRISTOL INVESTMENT FUND, LTD.
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         |X| No fee required.

         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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         (2) Aggregate number of securities to which transaction applies:

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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the
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         |_| Fee paid previously with preliminary materials:

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         |_| Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

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INDEPENDENT SHAREHOLDER BRISTOL INVESTMENT FUND, LTD. FILES PRELIMINARY PROXY
STATEMENT TO ELECT NOMINEES TO THE BOARD OF ADVOCAT INC.

LOS ANGELES, April 10 /PRNewswire/ - Bristol Investment Fund, Ltd. ("Bristol"), an independent shareholder of Advocat Inc. (Nasdaq: AVCA) ("Advocat"), announced today that it has filed with the U.S. Securities and Exchange Commission a preliminary proxy statement in connection with its nomination of two independent directors to the Board of Directors of Advocat (Nasdaq: AVCA) at Advocat's 2009 Annual Meeting of Stockholders.

As an independent stockholder, Bristol strongly believes there is a need for compensation reform and improved governance at Advocat. Bristol also believes that the Board of Advocat needs to examine whether the interests of shareholders are best served by continuing the company as a stand-alone business, or whether shareholder value would be maximized by a sale, merger or similar transaction. Bristol opposes any action by the Board to entrench management through the granting of employment contracts, including contracts to employees related to Board members, until after the election of directors at the Annual Meeting and a thorough review of management performance. Bristol owns approximately 6.94% of Advocat's outstanding common stock.



                 ADDITIONAL INFORMATION CONCERNING PARTIPICANTS

Bristol strongly advises all stockholders of Advocat to read its proxy statement as it contains important information. Such proxy statement is available at no charge on the SEC's website at http://www.sec.gov. In addition, Bristol will provide copies of the proxy statement without charge upon request.

Information about Bristol and the two nominees for directors is contained in the proxy statement filed by Bristol with the SEC. Bristol is deemed to beneficially own 393,450 shares, or approximately 6.94% of Advocat's outstanding common stock.